SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 13, 2009

TRESTLE HOLDINGS, INC.
(Exact name of registrant as specified in Charter)

Delaware	0-23000	95-4217605
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

7A-D Hong Kong Industrial Building, 444-452 Des Voeux Road West, Hong Kong
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(949) 903-0468

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.01. Changes in Registrant’s Certifying Accountant

Effective August 13, 2009, we dismissed our principal accountant and the client-auditor relationship between us and Goldman Parks Kurland Mohidin (“GPKM”) ceased.  On that same day, we engaged Paritz & Company, PA (‘Paritz”) as our principal independent accountant.  We do not have an audit committee, but our Board approved changing our auditors.  GPKM served as our independent public accountant from 2006 to the date of their dismissal.  The GPKM’s audit reports for our past two fiscal years did not contain an adverse opinion or disclaimer of opinion, or qualification or modification as to audit scope, or accounting principles.  The GPKM’s audit reports for our past two years did contain a statement that under the Company’s present conditions it raises substantial doubt that the Company’s ability to continue as a going concern.

During the two most recent fiscal years ended December 31, 2008 and 2007 and in the subsequent interim periods through the date of dismissal – August 13, 2009, there were no disagreements with GPKM on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of GPKM would have caused GPKM to make reference to the matter in their report.

Paritz reviewed the financial balance sheet of Trestle Holdings, Inc. as of June 30, 2009 and the related statements of operations and comprehensive income, stockholders’ equity, and cash flows for the six months ended June 30, 2009. Other than the aforementioned review and report, during our two most recent fiscal years and the subsequent interim periods prior to engaging Paritz on August 13, 2009, we have not previously consulted with Paritz regarding either (i) the application of accounting principles to a  specified transaction, either completed or proposed; or (ii) the type of audit opinion that might be rendered on our financial statements; or (iii) any matter that was either the subject matter of a disagreement (as defined in Item 304(a)(1)(iv) of Item 304 of Regulation S-K and the related instructions to that item) between us and GPKM, as there were no such disagreements, or another reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K) during our two most recent fiscal years and any later interim period; we also have not received any written report or any oral advice concluding that there was an important factor to be considered by us in reaching a decision as to an accounting, auditing, or financial reporting issue.

In connection with Paritz audit, we requested that they review the disclosure contained above and provided them with an opportunity to furnish us with a letter addressed to the Commission containing any new information, clarification of our views expressed above or the respects in which they do not agree with our statements above.  Paritz informed us that no such letter is necessary.

We provided GPKM with a copy of the disclosures in this Report and requested that GPKM furnish us with a letter addressed to the Securities and Exchange Commission stating whether or not GPKM agrees with the statements in this Item 4. A copy of the letter dated August 13, 2009 furnished by GPKM in response to that request is filed as Exhibit 16 to this Current Report.

ITEM 9.01     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c) EXHIBITS

Exhibit No.	Description

16	Letter from Goldman Parks Kurland Mohidin, CPAs, regarding change in certifying accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRESTLE HOLDINGS, INC.
 (Registrant)

By:  /s/ Lawrence Cheung
      Name:  Lawrence Cheung
      Title:   Chief Executive Officer

Date:  August 13, 2009

EXHIBIT INDEX

16	Letter from, Goldman Parks Kurland Mohidin, CPAs, regarding change in certifying accountant.